SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2006

Commission File Number: 000-50004

Filtering Associates, Inc.
(Exact name of registrant as specified in its charter)

Nevada	33-0976892
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

101 W. Avenida Gaviota, Suite A, San Clemente CA	92672
(Address of principal executive offices)	(Zip Code)
949-244-4608
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

ITEM 5.02. APPOINTMENT AND RESIGNATION OF PRINCIPAL OFFICERS AND DIRECTORS.

Effective April 12, 2006, Filtering Associates, Inc. (the "Registrant") appointed Ed Wiggins, the Registrant’s treasurer and one of its directors, to the office of Acting Secretary. Mr. Wiggins will serve in this capacity until the office is filled permanently.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Filtering Associates, Inc.

April 21, 2006	By:	/s/ Kevin Frost
Kevin Frost, President and Chief Executive Officer

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